                       U.S. HEALTHCARE, INC. SAVINGS PLAN

                (Amended and Restated Effective January 1, 1992)

                               TABLE OF CONTENTS

                                                                                                           Page
                                                                                                           ----
1.       DEFINITION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
         ----------
         (a)     "Accrued Benefit"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
         (b)     "Administrative Committee" or "Committee"  . . . . . . . . . . . . . . . . . . . . . . .    1
         (c)     "Administrator" or "Plan Administrator"  . . . . . . . . . . . . . . . . . . . . . . . .    2
         (d)     "Annual Additions" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
         (e)     "Board of Directors" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
         (f)     "Break in Service" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
         (g)     "Code" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
         (h)     "Company"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
         (i)     "Compensation" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
         (j)     "Disability" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
         (k)     "Employee" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
         (l)     "Entry Date" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
         (m)     "ERISA"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
         (n)     "Fiduciary"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
         (o)     "Fund" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
         (p)     "Hour of Service"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
         (q)     "Investment Category"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
         (r)     "Investment Manager" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
         (s)     "Matching Account" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
         (t)     "Member" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
         (u)     "Normal Retirement Date" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
         (v)     "Participating Company"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
         (w)     "Plan" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
         (x)     "Plan Year"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
         (y)     "Related Entity" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
         (z)     "Restatement Effective Date" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
         (aa)    "Savings Account"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
         (bb)    "Six Months of Service"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
         (cc)    "Trust Agreement"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
         (dd)    "Trustee"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
         (ee)    "U.S. Healthcare Stock"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
         (ff)    "Valuation Date" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
         (gg)    "Year of Service"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11

2.       ADMINISTRATION OF THE PLAN . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
         --------------------------
         (a)     ERISA Reporting and Disclosure by Administrator  . . . . . . . . . . . . . . . . . . . .   12
         (b)     Committee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
         (c)     Multiple Capacities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
         (d)     Committee Powers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
         (e)     Allocation of Fiduciary Responsibility . . . . . . . . . . . . . . . . . . . . . . . . .   13
         (f)     Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
         (g)     Fiduciary Compensation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
         (h)     Plan Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
         (i)     Fiduciary Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
         (j)     Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17

                                                                                                           Page
                                                                                                           ----
3.       PARTICIPATION IN THE PLAN  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
         -------------------------
         (a)     Initial Eligibility  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
         (b)     Measuring Service  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
         (c)     Termination and Requalification  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
         (d)     Commencement of Participation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
         (e)     Termination of Membership  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20

4.       MEMBER AND PARTICIPATING COMPANY CONTRIBUTIONS . . . . . . . . . . . . . . . . . . . . . . . . .   21
         ----------------------------------------------
         (a)     Salary Reduction Contributions . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
         (b)     Salary Reduction Contribution Limitations  . . . . . . . . . . . . . . . . . . . . . . .   22
         (c)     Savings Account  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
         (d)     Participating Company Matching Contributions . . . . . . . . . . . . . . . . . . . . . .   23
         (e)     Compliance with Salary Reduction Contributions
                 Discrimination Tests . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
         (f)     Compliance with Participating Company Matching
                 Contributions Discrimination Tests . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
         (g)     Matching Account . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
         (h)     Highly Compensated Eligible Employee . . . . . . . . . . . . . . . . . . . . . . . . . .   35

5.       MAXIMUM CONTRIBUTIONS AND BENEFITS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
         ----------------------------------
         (a)     Defined Contribution Limitation  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
         (b)     Combined Limitation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
         (c)     Combined Limitation Computation  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
         (d)     Definition of "Compensation" for Code Limitations  . . . . . . . . . . . . . . . . . . .   41

6.       ADMINISTRATION OF FUNDS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
         -----------------------
         (a)     Investment Control . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
         (b)     U.S. Healthcare Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
         (c)     Member Elections . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
         (d)     No Member Election . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46
         (e)     Facilitation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
         (f)     Valuations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
         (g)     Member's Accounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
         (h)     Bookkeeping  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47

7.       BENEFICIARIES AND DEATH BENEFITS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48
         --------------------------------
         (a)     Designation of Beneficiary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48
         (b)     Beneficiary Priority List  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50

8.       BENEFITS FOR MEMBERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51
         --------------------
         (a)     Retirement Benefit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51
         (b)     Death Benefit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51
         (c)     Disability Benefit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   52
         (d)     Termination of Employment Benefit  . . . . . . . . . . . . . . . . . . . . . . . . . . .   52
         (e)     Time of Forfeiture . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   53
         (f)     Valuation of Accrued Benefit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   54

9.       DISTRIBUTION OF BENEFITS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55
         ------------------------
         (a)     Commencement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55
         (b)     Benefit Form . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   57
         (c)     Distributions in Kind  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   57

                                                                                                           Page
                                                                                                           ----
         (d)     Withholding  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   57
         (e)     Transfers to Other Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   57

10.      IN-SERVICE DISTRIBUTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   60
         ------------------------
         (a)     Hardship . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   60
         (b)     Need . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   60
         (c)     Satisfaction of Need . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   61
         (d)     Limitation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   62
         (e)     Age 59-1/2 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   62

11.      LOANS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   63
         -----
         (a)     Availability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   63
         (b)     Minimum Requirements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   63
         (c)     Loans to Former Employees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   66
         (d)     Accounting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   66

12.      TITLE TO ASSETS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   68
         ---------------

13.      AMENDMENT AND TERMINATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   69
         -------------------------
         (a)     Amendment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   69
         (b)     Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   69
         (c)     Conduct on Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   69

14.      LIMITATION OF RIGHTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   71
         --------------------
         (a)     Alienation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   71
         (b)     Qualified Domestic Relations Order Exception . . . . . . . . . . . . . . . . . . . . . .   71
         (c)     Employment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   71

15.      MERGERS, CONSOLIDATIONS OR TRANSFERS OF PLAN ASSETS  . . . . . . . . . . . . . . . . . . . . . .   73
         ---------------------------------------------------

16.      PARTICIPATION BY RELATED ENTITIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   74
         ---------------------------------
         (a)     Commencement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   74
         (b)     Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   74
         (c)     Single Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   74
         (d)     Delegation of Authority  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   74

17.      TOP-HEAVY REQUIREMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   75
         ----------------------
         (a)     General Rule . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   75
         (b)     Calculation of Top-Heavy Status  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   75
         (c)     Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   75
         (d)     Combined Benefit Limitation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   79
         (e)     Vesting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   79
         (f)     Minimum Contribution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   80

18.      MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   82
         -------------
         (a)     Incapacity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   82
         (b)     Reversions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   82
         (c)     Employee Data  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   83
         (d)     Law Governing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   83
         (e)     Pronouns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   83
         (f)     Interpretation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   83

                       U.S. HEALTHCARE, INC. SAVINGS PLAN
                (Amended and Restated Effective January 1, 1992)



                 U.S. HEALTHCARE, INC., a Pennsylvania corporation, adopted the U.S. Healthcare, Inc. Savings Plan (the "Plan") effective November 26, 1984. The Plan was subsequently amended and restated effective January 1, 1985 and further amended by Amendments No. 1 and 2 thereto. The Plan was again amended and restated effective January 1, 1989 and further amended by Amendment No. 1 thereto. The Company hereby amends and completely restates the Plan effective January 1, 1992, subject to the subsequent condition that the Internal Revenue Service issues a determination that the Plan as so amended and restated meets all applicable requirements of section 401(a) of the Code (as defined in subsection 1(g)), that employer contributions thereto remain deductible under section 404 of the Code and that the trust fund maintained with respect thereto remains tax exempt under section 501(a) of the Code.

         1.      DEFINITION

                 (a) "Accrued Benefit" shall mean on any date of determination the value of a Member's share of the Fund.

                 (b) "Administrative Committee" or "Committee" shall mean the individual or group of individuals designated pursuant to subsection 2(b) to control and manage the operation and administration of the Plan to the extent set forth herein.

                 (c) "Administrator" or "Plan Administrator" shall mean the individual or group of individuals designated by the Board of Directors or the Administrative Committee to discharge the statutory responsibilities of a plan administrator under ERISA pursuant to subsection 2(a).

                 (d) "Annual Additions" shall mean the sum for any Plan Year of (i) employer contributions, (ii) employee contributions, (iii) forfeitures, and (iv) amounts described in sections 415(l)(1) and 419A(d)(2) of the Code which are allocated to the account of a Member under the terms of a plan subject to section 415 of the Code. "Annual Additions" shall include excess contributions as defined in section 401(k)(8)(B) of the Code, excess aggregate contributions as defined in section 401(m)(6)(B) of the Code, regardless of whether such amounts are distributed or forfeited, but shall not include excess deferrals as described in section 402(g) of the Code that are distributed as provided in subsection 4(b)(i).

                 (e) "Board of Directors" shall mean the Board of Directors of the Company.

                 (f) "Break in Service" shall mean any Plan Year in which a Member completes less than three months of service; provided, however, that if a Member completes more than 500 Hours of Service in such Plan Year, such Plan Year shall not constitute a Break in Service.

                 (g) "Code" shall mean the Internal Revenue Code of 1986, as amended, and the same as may be further amended from time to time.

                 (h) "Company" shall mean U.S. Healthcare, Inc., a Pennsylvania corporation.

                 (i) "Compensation" shall mean the total taxable income payable to an Employee for services by a Participating Company (including any bonuses, overtime compensation and short-term disability payments), plus salary reduction contributions under subsection 4(a) and salary deferrals under a plan described in section 125 of the Code. "Compensation" shall not include non-qualified deferred compensation, the value of fringe benefits or perquisites, stock, stock options, or similar items. "Compensation" with respect to any Member for any Plan Year commencing on a date prior to January 1, 1994 shall be limited to $200,000 (or an increased amount permitted in accordance with a cost of living adjustment under section 415(d) of the Code), and for any Plan Year commencing on or after January 1, 1994 shall be limited to $150,000 (or an increased amount permitted in accordance with a cost of living adjustment under section 415(d) of the Code).

                 (j) "Disability" shall mean a medically determinable physical or mental impairment of a permanent nature which prevents a Member from performing his customary employment duties without endangering his health. Disability shall be determined by the Committee in its absolute discretion on the basis of such medical evidence as the Committee deems necessary or desirable.

                 (k) "Employee" shall mean each and every person employed by a Participating Company or a Related Entity. The term "Employee" shall also include a person who is a "leased employee" (within the meaning of section 414(n)(2) of the Code) with respect to a Participating Company or a Related Entity except that no person who is a "leased employee" shall be eligible to participate in this Plan or be deemed an "Employee" for purposes of eligibility to participate.

                 (l) "Entry Date" shall mean the first day of each calendar quarter of the Plan Year.

                 (m) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and the same as may be further amended from time to time.

                 (n) "Fiduciary" shall mean a person who, with respect to the Plan, (i) exercises any discretionary authority or discretionary control respecting management of the Plan or exercises any authority or control with respect to management or disposition of the Plan's assets, (ii) renders investment advice for a fee or other compensation, direct or indirect, with respect to any monies or other property of the Plan, or has any authority or responsibility to do so, or (iii) has any discretionary authority or discretionary responsibility in the administration of the Plan.

                 (o) "Fund" shall mean the assets of the Plan. All Investment Categories shall be part of the Fund.

                 (p)      "Hour of Service"

                          (i)     General Rule.  "Hour of Service" shall mean
each hour (A) for which an Employee is directly or indirectly paid, or entitled to payment, by a Participating Company or a Related Entity for the performance of duties or (B) for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to by a Participating Company or a Related Entity. These hours shall be credited to the Employee for the period or periods in which the duties were performed or to which the award or agreement pertains irrespective of when payment is made. The same hours shall not be credited under both (A) and (B) above.

                          (ii)  Paid Absences.  An Employee shall also be
credited with one Hour of Service for each hour for which the Employee is directly or indirectly paid, or entitled to payment, by a Participating Company or a Related Entity on account of a period of time during which no duties are performed due to vacation, holiday, illness, incapacity, disability, layoff, jury duty or authorized leave of absence for a period not exceeding one year for any reason in accordance with a uniform policy established by the Committee; provided, however, that not more than 501 Hours of Service shall be credited to an Employee under this subsection 1(p)(ii) on account of any single, continuous period during which the Employee performs no duties and provided, further, that no credit shall be given if payment (A) is made or due under a plan maintained solely for the purpose of complying with applicable workmen's compensation, unemployment compensation or disability insurance laws or (B) is made solely to reimburse an Employee for medical or medically related expenses incurred by the Employee.

                          (iii)  Maternity/Paternity.  An Employee shall also
be credited with one Hour of Service for purposes of determining whether he has incurred a Break in Service for each hour that otherwise would normally have been credited to the Employee but during which such Employee is absent from work for any period (A) by reason of the Employee's pregnancy, (B) by reason of the birth of the Employee's child, (C) by reason of the placement of a child with such Employee in connection with an adoption of such child by the Employee or (D) for purposes of caring for a child for a period beginning immediately following birth or placement, provided that an Employee shall be credited with no more than 501 Hours of Service on account of any single continuous period of absence by reason of any such pregnancy, birth, or placement, and provided further that Hours of Service credited to an individual on account of such a period of absence shall be credited only for the Plan Year in which such absence begins if an Employee would otherwise fail to be credited with 501 or more Hours of Service in such Plan Year or, in any other case, in the immediately following Plan Year.

                          (iv)  Military.  An Employee shall also be credited
with one Hour of Service for each hour during which the Employee is absent on active duty in the military service of the United States under leave of absence granted by a Participating Company or a Related Entity or when required by law, provided he returns to employment with a Participating Company or a Related Entity within 90 days after his release from active duty or within such longer period during which his right to reemployment is protected by law.

                          (v)     Miscellaneous.  For purposes of this
subsection 1(p), the regulations issued by the Secretary of Labor at 29 CFR
Section 2530.200b-2(b) and (c) are incorporated by reference. Nothing herein shall be construed as denying an Employee credit for an "Hour of Service" if credit is required by separate federal law.

                          (vi)  Equivalencies.  If, for Plan purposes, an
Employee's records are kept on other than an hourly basis as described above, the Committee, according to uniform rules applicable to a class of Employees, may apply the following equivalencies for purposes of crediting Hours of
Service:

                                                          Credit Granted to Individual if
Basis Upon Which                                          Individual Earns One or More
Records are Maintained                                    Hours of Service During Period
----------------------                                    ------------------------------
Shift                                                     Actual hours for full shift
Day                                                       10      Hours of Service
Week                                                      45      Hours of Service
Semi-monthly Payroll Period                               95      Hours of Service
 Months of Employment                                     190 Hours of Service

                 (q) "Investment Category" shall mean any separate investment fund which is made available under the terms of the Plan.

                 (r) "Investment Manager" shall mean any Fiduciary (other than a Trustee) who:

                          (i)     has the power to manage, acquire, or dispose
of any asset of the Plan:

                          (ii)  is:

                                  (A)      registered as an investment adviser
under the Investment Advisers Act of 1940;

                                  (B)      a bank, as defined in that Act; or

                                  (C)      an insurance company qualified to
perform services described in subsection 1(r)(i) above under the laws of more than one state; and

                          (iii)  has acknowledged in writing that he is a
Fiduciary with respect to the Plan.

                 (s) "Matching Account" shall mean the portion of the Member's Accrued Benefit derived from Participating Company contributions under subsection 4(d) hereof.

                 (t) "Member" shall mean each and every Employee of a Participating Company who satisfies the requirements for participation under
Section 3 hereof and who elects that amounts be withheld from his Compensation under subsection 4(a) and each other person who has an Accrued Benefit held under the Plan.

                 (u) "Normal Retirement Date" shall mean the date on which a Member attains age 65.

                 (v) "Participating Company" shall mean each Related Entity with respect to the Company which adopts this Plan pursuant to Section
16. The term shall also include the Company, unless the context otherwise requires.

                 (w) "Plan" shall mean the U.S. Healthcare, Inc. Savings Plan as amended and restated and set forth herein effective January 1, 1992, and the same as may be amended from time to time.

                 (x) "Plan Year" shall mean the consecutive twelve-month period commencing on January 1st and ending on December 31st.

                 (y) "Related Entity" shall mean (i) all corporations which are members with a Participating Company in a controlled group of corporations within the meaning of section 1563(a) of the Code, determined without regard to sections 1563(a)(4) and (e)(3)(C) of the Code, (ii) all trades or businesses (whether or not incorporated) which are under common control with a Participating Company as determined by regulations promulgated under section 414(c) of the Code, (iii) all trades or businesses which are members of an affiliated service group with a Participating Company within the meaning of section 414(m) of the Code, and (iv) any entity required to be aggregated with the Company under regulations prescribed under section 414(o) of the Code (to the extent provided in such regulations); provided, however, that for purposes of Section 5 the definition shall be modified to substitute the phrase "more than 50%" for the phrase

"at least 80%" each place it appears in section 1563(a)(1) of the Code. Furthermore, for purposes of crediting Hours of Service for eligibility to participate and vesting, service performed as a "leased employee", within the meaning of section 414(n) of the Code, of a Participating Company or a Related Entity shall be treated as Hours of Service performed for such Participating Company or Related Entity. An entity is a Related Entity only during those periods in which it is included in a category described in this subsection.

                 (z)      "Restatement Effective Date" shall mean January 1,
1992.

                 (aa) "Savings Account" shall mean the portion of the Member's Accrued Benefit derived from contributions made under subsection 4(a) hereof.

                 (bb) "Six Months of Service" shall mean a consecutive six-month computation period specified in the Plan in which an Employee is employed by a Participating Company or a Related Entity.

                 (cc) "Trust Agreement" shall mean the agreement or agreements between the Company and a Trustee under which all or a portion of the Fund is held.

                 (dd) "Trustee" shall mean such person, persons, or corporate fiduciary designated pursuant to subsection 6(a) to manage and control all or a portion of the Fund pursuant to the terms of the Plan and a Trust Agreement.

                 (ee) "U.S. Healthcare Stock" shall mean U.S. Healthcare, Inc. common stock, par value $0.005 per share.

                 (ff) "Valuation Date" shall mean the last day of each calendar quarter in the Plan Year and each interim date on which the Committee determines that a valuation shall be made.

                 (gg) "Year of Service" shall mean a consecutive twelve-month computation period specified in the Plan in which an Employee is credited with 1,000 Hours of Service or more.

         2.      ADMINISTRATION OF THE PLAN

                 (a) ERISA Reporting and Disclosure by Administrator. The Administrator shall file all reports and distribute to Members and beneficiaries reports and other information required under ERISA or the Code.

                 (b) Committee. The Company, through its Board of Directors, may designate an Administrative Committee which shall have the authority to control and manage the operation and administration of the Plan. If the Company designates an Administrative Committee, the powers and duties of the Committee under the Plan shall be exercised by the Committee; otherwise, such duties and powers shall be exercised by the Company. If the Committee consists of more than two members, it shall act by majority vote. The Committee may (i) delegate all or a portion of the responsibilities of controlling and managing the operation and administration of the Plan to one or more persons and (ii) appoint agents, investment advisers, counsel, or other representatives to render advice with regard to any of its responsibilities under the Plan. The Board of Directors may remove, with or without cause, the Committee or any Committee member. The Committee may remove, with or without cause, any delegate or adviser designated by it.

                 (c) Multiple Capacities. Any person may serve in more than one fiduciary capacity.

                 (d) Committee Powers. The responsibility to control and manage the operation and administration of the Plan shall include, but shall not be limited to, the performance of the following acts:

                          (i)     the filing of all reports required of the
Plan, other than those which are the responsibility of the Administrator,

                          (ii)  the distribution to Members and beneficiaries
of all reports and other information required of the Plan, other than reports and information required to be distributed by the Administrator,

                          (iii)  the keeping of complete records of the
administration of the Plan,

                          (iv)  the promulgation of rules and regulations for
the administration of the Plan consistent with the terms and provisions of the Plan, and

                          (v)     the interpretation of the Plan, including the
determination of any questions of fact arising under the Plan and the making of all decisions required by the Plan; provided that the Committee shall have discretionary authority to interpret the Plan, determine questions of fact arising under the Plan, and make all decisions required by the Plan, including the resolution of disputed claims arising under the Plan in accordance with the provisions of the Plan.

                 (e) Allocation of Fiduciary Responsibility. The Board of Directors, the Administrator, the Committee, and the Trustee possess certain specified powers, duties, responsibilities, and obligations under the Plan and the Trust Agreement. It is intended under this Plan and the Trust Agreement that each be responsible solely for the proper exercise of its own functions and that each not be responsible for any act or failure to act of another, unless otherwise responsible as a breach of its fiduciary duty or for breach of duty by another Fiduciary under ERISA's rules of co-fiduciary responsibility. In general:

                          (i)  the Board of Directors is responsible for
appointing and removing the Administrator, the Committee, and the Trustee and for amending the Plan and the Trust Agreement;

                          (ii)  the Committee is responsible for administering
the Plan, for adopting such rules and regulations as in the opinion of the Committee are necessary or advisable to implement and administer the Plan and to transact its business, and for providing a procedure for carrying out a funding policy and method consistent with the objectives of the Plan and the requirements of Title I of ERISA;

                          (iii)  the Administrator is responsible for
discharging the statutory duties of a plan administrator under ERISA and the Code;

                          (iv)  the Trustee and the Investment Manager (if any)
are responsible for the management and control of the portion of the Fund over which they have control to the extent provided in the Trust Agreement; and

                          (v)  the Fiduciary appointing an Investment
Manager is responsible for the appointment and retention of the Investment Manager.

                 (f) Claims. If, pursuant to the rules, regulations, or other interpretations of the Plan, the Committee denies the claim of a Member or beneficiary for benefits under the Plan, the Committee shall provide written notice, within 90 days after receipt of the claim, setting forth in a manner calculated to be understood by the claimant:

                          (i)  the specific reasons for such denial;

                          (ii)  the specific reference to the Plan provisions
on which the denial is based;

                          (iii)  a description of any additional material or
information necessary to perfect the claim and an explanation of why such material or information is needed; and

                          (iv)  an explanation of the Plan's claim review
procedure and the time limitations of this subsection applicable thereto.

A Member or beneficiary whose claim for benefits has been denied may request review by the Committee of the denied claim by notifying the Committee in writing within 60 days after receipt of the notification of claim denial. As part of said review procedure, the claimant or his authorized representative may review pertinent documents and submit issues and comments to the Committee in writing. The Committee shall render its decision to the claimant in writing in a manner calculated to be understood by the claimant not later than 60 days after receipt of the request for review, unless special circumstances require an extension of time, in which case a decision shall be rendered as soon after the sixty-day period as possible, but not later than 120 days after receipt of the request for review. The decision on review shall state the specific reasons therefor and the specific Plan references on which it is based.

                 (g) Fiduciary Compensation. The Administrator or a Committee member, delegate, or adviser who already receives full-time pay from a Participating Company or a Related Entity shall serve without compensation for his services as such, but he shall be reimbursed pursuant to the last sentence of this subsection for any reasonable expenses incurred by him in the administration of the Plan. The Administrator or a Committee member, delegate, or adviser who is not already receiving full-time pay from a Participating Company may be paid such reasonable compensation as shall be agreed upon.

                 (h) Plan Expenses. All expenses of administration of the Plan shall be paid out of the Fund unless paid by the Company. Brokerage commissions, transfer taxes, and similar expenses shall be added to the cost or deducted from the sales price of the investments to which they relate unless paid by the Company.

                 (i) Fiduciary Insurance. If the Committee so directs, the Plan shall purchase insurance to cover the Plan from liability or loss occurring by reason of the act or omission of a Fiduciary provided such insurance permits recourse by the insurer against the Fiduciary in the case of a breach of duty by such Fiduciary.

                 (j) Indemnification. The Company shall indemnify and hold harmless to the maximum extent permitted by its by-laws each Fiduciary who is an Employee or who is an officer or director of any Participating Company or any Related Entity from any claims, damage, loss, or expense, including litigation expenses and attorneys fees, resulting from such person's service as a Fiduciary of the Plan; provided the claim, damage, loss, or expense does not result from the Fiduciary's gross negligence or intentional misconduct.

         3.      PARTICIPATION IN THE PLAN

                 (a) Initial Eligibility. Each and every Employee of a Participating Company who was participating in the Plan on the day before the Restatement Effective Date shall remain eligible to participate in the Plan. Each and every other Employee of a Participating Company shall be eligible and shall qualify to participate in the Plan on the Entry Date following the date such Employee both attain age 21 and completes Six Months of Service, provided he is then employed by a Participating Company. Notwithstanding the foregoing provisions of this subsection,

                          (i)  no Employee whose terms and conditions of
employment are determined by a collective bargaining agreement between employee representatives and a Participating Company shall be eligible to participate unless such collective bargaining agreement provides to the contrary, in which case such Employee shall be eligible to participate upon compliance with such provisions for eligibility and participation as such agreement shall provide; and

                          (ii)  no Employee who has selected, or in the future
selects, a union shall become ineligible during the period between his selection of the union and the execution of the first collective bargaining agreement which covers him.

                 (b) Measuring Service. For purposes of measuring service to satisfy the eligibility provisions of subsection 3(a), the Six Months of Service computation period for an Employee shall begin with the date on which the Employee first is credited with an Hour of Service and end on the date six months thereafter.

                 (c)      Termination and Requalification.

                          (i)  An Employee who was eligible to participate
in the Plan under subsection 3(a), who subsequently ceases to be an Employee and is later reemployed as an Employee, shall again be eligible to participate in the Plan as of the date on which he first again completes an Hour of Service after being re-employed as an Employee; provided, however, if such Employee has had a Break in Service prior to being so re-employed, he shall again be so eligible to participate in the Plan only if (1) he had any nonforfeitable interest in his Accrued Benefit as of the date he first ceased to be an Employee, or (2) his consecutive Breaks in Service prior to being so re-employed are less than five.

                          (ii)  If an individual is not an Employee on the date
on which he would have otherwise been eligible to participate in the Plan under subsection (a), he shall again be eligible to participate in the Plan as of the date on which he first again completes an Hour of Service after being re-employed as an Employee; provided, however, if he has had a Break in Service prior to being so re-employed, he shall be so eligible to participate in the Plan only if he (1) he had any nonforfeitable interest in his Accrued Benefit as of the date he first ceased to be an Employee, or (2) his consecutive Breaks in Service prior to being so re-employed are less than five.

                 (d) Commencement of Participation. An Employee who satisfies all the requirements for eligibility under subsection 3(a) shall become a Member on the Entry Date following his timely election authorizing amounts be withheld from his Compensation and be credited to his Savings Account under the Plan.

                 (e) Termination of Membership. An Employee who becomes a Member shall remain a Member as long as he has an Accrued Benefit held under the Plan.

         4.      MEMBER AND PARTICIPATING COMPANY CONTRIBUTIONS

                 (a) Salary Reduction Contributions. Each Employee who becomes eligible to participate under subsection 3(a) may contribute any even multiple of 1.0% of his Compensation, as he shall elect in writing on a form prescribed by the Committee, but not more than 16% of his Compensation for any portion of a Plan Year during which his election under this section is in effect. The election to contribute may be effective as of any Entry Date. The Member's contribution shall be accomplished by reducing his Compensation by the percentage elected for each full payroll period that the election is in effect, beginning with the full pay period during which his election becomes effective; provided, however, that a Member may elect that any portion of a bonus or other special cash remuneration that has not yet been paid as of the date of the Member's election be contributed to the Plan subject to the overall limitation of 16% of Compensation for a Plan Year. For purposes of the Code, a Member's contribution shall be deemed to be made by the Member's employer. A Member may elect to reduce or increase his contributions effective as of any Entry Date or to terminate his contributions at any time. If a Member elects to terminate his contributions completely, he shall be prohibited from authorizing any further contribution on his behalf under this subsection until the Entry Date which is at least six months from the date such Member terminates his contributions. All elections under this subsection shall be made in writing on a form prescribed therefor and be subject to timely delivery to the Committee. Contributions made by Participating Companies under this subsection shall be allocated to the Savings Accounts of the Members from whose Compensation the contributions were withheld in an amount equal to the amount withheld.

                 (b) Salary Reduction Contribution Limitations. Contributions under subsection 4(a) shall be limited as provided below:

                          (i)     Exclusion Limit.  The maximum amount of
contribution which any Member may make in any calendar year under subsection 4(a) is $8,728 (or such increased annual amount resulting from a cost of living adjustment pursuant to sections 402(g)(5) and 415(d)(1) of the Code), reduced by the amount of elective deferrals by such Member under all other plans, contracts, or arrangements of any Participating Company or Related Entity. If the contribution under subsection 4(a) for a Member for any calendar year exceeds $8,728 (or such increased annual amount resulting from an adjustment described above), the Committee shall direct the Trustee to distribute the excess amount (plus any income and minus any loss allocable to such amount) to the Member not later than the April 15th following the close of such calendar year. If (A) a Member participates in another plan which includes a qualified cash or deferred arrangement, (B) such Member contributes in the aggregate more than the exclusion limit under this Plan and the corresponding provisions of the other plan and (C) the Member notifies the Committee not later than the March 1st following the close of such calendar year of the portion of the excess the Member has allocated to this Plan, then the Committee may direct the Trustee to distribute to the Member not later than April 15th following the close of such calendar year the excess amount (plus any income and minus any loss allocable to such amount) which the Member allocated to this Plan.

                          (ii)  Discrimination Test Limits.  The Committee may
limit the maximum amount of contribution for Members who are "highly compensated employees" (within the meaning of section 414(q) of the Code) to the extent it determines that such limitation is necessary to keep the Plan in compliance with section 401(a)(4) or section 401(k)(3) of the Code. Any limitation shall be effective for all payroll periods following the announcement of the limitation.

                          (iii)  Payment Date.  The Participating Companies
shall pay over to the Fund all contributions required under subsection 4(a) as soon as practicable, but in no event later than 90 days after the date on which such contributions were received or withheld from the Member's Compensation.

                 (c) Savings Account. Each Member's salary reduction contributions, as adjusted for investment gain or loss and income or expense, constitute such Member's Savings Account. A Member shall at all times have a nonforfeitable interest in the portion of his Accrued Benefit derived from his Savings Account.

                 (d)      Participating Company Matching Contributions.

                          (i)     Amount.  Each Participating Company shall
contribute with respect to each Member employed by it an amount equal to one-third of the Member's salary reduction contribution, subject to an aggregate limitation for each Plan Year of 2% of the Member's Compensation for that Plan Year. Such contributions shall be allocated to the Matching Accounts of the Members with respect to whom they are made.

                          (ii)  Forfeitures.  Amounts in the Matching Accounts
of Members which have been forfeited pursuant to the provisions of subsections 8(d) and 8(e) hereof on or before the last day of a Plan Year shall be applied to reduce required Participating Company contributions for the Plan Year.

                          (iii)  U.S. Healthcare Stock.  The Company may
satisfy the obligation to make matching contributions by the direct issuance to the Trustee of U.S. Healthcare Stock with a value equal to the required matching contribution determined by valuing the contributed U.S. Healthcare Stock as the lesser of (A) the closing price of such Stock on the NASDAQ Stock Market on the trading day immediately preceding the date as of which the contribution is to be made or (B) the average of the closing prices of such Stock on the NASDAQ Stock Market for the 20 consecutive trading days immediately preceding the date as of which the contribution is made.

                          (iv)  Payment Date.  The Participating Companies
shall pay over to the Fund all contributions required under this subsection no later than the due date, including extension,s for filing the Participating Companies' federal income tax returns for the taxable year ended coincident with or immediately following the end of the Plan Year with respect to which such contributions are to be made.

                 (e) Compliance with Salary Reduction Contributions Discrimination Tests.

                          (i)     Rule.  In no event shall the "average actual
deferral percentage" (as defined below) for Members who are "highly compensated employees" (as defined in subsection 4(h)) for any Plan Year bear a relationship to the "average actual deferral percentage" for Members who are not "highly compensated employees" which does not satisfy either subsection 4(e)(i)(A) or (B) below.

                                  (A)      The requirement shall be satisfied
for a Plan Year if the "average actual deferral percentage" for the group of Members who are "highly compensated employees" that are eligible to make contributions under subsection 4(a) for any portion of the Plan Year is not more than the "average actual deferral percentage" of all others who are eligible to make contributions under subsection 4(a) for any portion of the Plan Year multiplied by 1.25.

                                  (B)      The requirement shall be satisfied
for a Plan Year if (1) the excess of the "average actual deferral percentage" for the Members who are "highly compensated employees" for the Plan Year that are eligible to make contributions under subsection 4(a) for any portion of the Plan

Year over the "average actual deferral percentage" of all others who are eligible to make contributions for any portion of the Plan Year is not more than two percentage points and (2) the "average actual deferral percentage" for Members who are "highly compensated employees" is not more than the "average actual deferral percentage" of all others eligible to make contributions under subsection 4(a) for any portion of the Plan Year multiplied by two.

                          (ii)  Refund.  If the relationship of the "average
actual deferral percentages" does not satisfy subsection 4(e)(i) for any Plan Year, then the Committee shall direct the Trustee to distribute the "excess contribution" (as defined below) for such Plan Year (plus any income and minus any loss allocable thereto) not later than the end of the Plan Year following the close of the Plan Year to the "highly compensated employees" on the basis of the respective portions of the "excess contribution" attributable to each, as determined under this subsection. The "excess contribution" for any Plan Year is the excess of the aggregate amount of Participating Company contributions paid over to the Fund pursuant to subsection 4(a) on behalf of "highly compensated employees" for such Plan Year over the maximum amount of such contributions permitted for "highly compensated employees" under subsection 4(e)(i). The portion of the "excess contribution" attributable to a "highly compensated employee" is determined by reducing contributions made on behalf of "highly compensated employees" in order of "actual deferral percentages" for each such employee, beginning with the highest of such percentages, until the "excess contribution" is eliminated. Any refund made in accordance with this subsection to a Member shall be drawn from his Savings Account. If the refund to a "highly compensated employee" of his salary reduction contributions pursuant to this paragraph causes Participating Company contributions made on his behalf under subsection 4(d) for the Plan Year to exceed one-third of his remaining salary reduction contributions for the Plan Year (taking into account only such salary reduction contributions as do not exceed six percent (6%) of his Compensation), the Participating Company contributions in excess of one-third of his salary reduction contributions for the Plan Year (taking into account only such salary reduction contributions as do not exceed six percent (6%) of his Compensation) that were not distributed to him shall be forfeited and used to offset future Participating Company contributions under subsection 4(d).

                          (iii)  Additional Definitions.  For purposes of this
subsection 4(e), the term "Member" shall mean each Employee eligible to make contributions under subsection 4(a) at any time during a Plan Year, whether or not such Employee actually does so. The "average actual deferral percentage" for a specific group of Members for a Plan Year shall be the average of the "actual deferral percentage" for each Member in the group for such Plan Year. The "actual deferral percentage" for a particular Member for a Plan Year shall be the ratio of the amount of Participating Company contributions paid over to the

Fund pursuant to subsection 4(a) for such Member to the Member's "compensation" for such Plan Year. For this purpose, "compensation" means compensation as defined in section 414(s) of the Code as determined by the Committee and applied on a uniform and consistent basis to all Members, provided that, in the sole discretion of the Committee, "compensation" may include:

                                  (A)      salary reduction contributions under
subsection 4(a) and other amounts excluded from gross income under section 125, 402(a)(8), 402(h) or 403(b) of the Code; and

                                  (B)      compensation deferred under an
eligible deferred compensation plan within the meaning of section 457(b) of the Code; and

                                  (C)      employee contributions described in
section 414(h)(2) of the Code that are picked up by the employing unit and thus are treated as employer contributions.

                 For the purpose of this subsection 4(e), the Company may elect to consider only compensation as defined above for that portion of the Plan Year during which the Employee was a Member, provided that this election is applied uniformly to all Members for the Plan Year.

                          (iv)  Aggregation of Contributions.  The "deferral
percentage" for any Member who is a "highly compensated employee" for the Plan Year and who is eligible to make contributions excludable from income under section 401(k) of the Code to any plan maintained by a Participating Company or a Related Entity shall be determined as if all contributions were made under this Plan.

                          (v)   Aggregation of Plans.  In the event that this
Plan satisfies the requirements of section 410(b) of the Code for any Participating Company only if aggregated with one or more other plans with respect to such Participating Company, or if one or more other plans satisfy the requirements of section 410(b) of the Code only if aggregated with this Plan, then subsection 4(e)(i) shall be applied by determining the "deferral percentages" of Members as if all such plans were a single plan.

                          (vi)  Special Rule.  For purposes of determining the
"actual deferral percentage" of a Member who is a "highly compensated employee," the contributions allocable to such Member pursuant to subsection 4(a) and "compensation" of such Member shall include the contributions allocable to "family members" pursuant to subsection 4(a) and "compensation" of "family members." "Family members," with respect to "highly compensated employees," shall be disregarded as separate employees in determining the "average actual deferral percentage" both for Members who are non-highly compensated employees and for Members who are "highly compensated employees." For the purpose of this subsection, a "family member" shall mean an individual described in section 414(q)(6)(B) of the Code.

                 (f) Compliance with Participating Company Matching Contributions Discrimination Tests.

                          (i)   Rule.  In no event shall the "average
contribution percentage" (as defined below) for Members who are "highly compensated employees" (as defined in subsection 4(h)) for any Plan Year bear a relationship to the "average contribution percentage" for Members who are not "highly compensated employees" which does not satisfy either subsection 4(f)(i)(A) or (B) below.

                                  (A)      The requirement shall be satisfied
for a Plan Year if the "average contribution percentage" for the group of Members who are "highly compensated employees" that are eligible to make contributions under subsection 4(a) for any portion of the Plan Year is not more than the "average contribution percentage" of all others who are eligible to make contributions under subsection 4(a) for any portion of the Plan Year multiplied by 1.25.

                                  (B)      The requirement shall be satisfied
for a Plan Year if (1) the excess of the "average contribution percentage" for the Members who are "highly compensated employees" for the Plan Year that are eligible to make contributions under subsection 4(a) for any portion of the Plan Year over the "average contribution percentage" of all others who are eligible to make contributions for any portion of the Plan Year is not more than two percentage points (or such lower amount as may be required by applicable regulations under the Code) and (2) the "average contribution percentage" for Members who are "highly compensated employees" is not more than the "average contribution percentage" of all others eligible to make contributions under subsection 4(a) for any portion of the Plan Year multiplied by two.

                          (ii)  Refund.  If the relationship of the "average
contribution percentages" does not satisfy subsection 4(f)(i) for any Plan Year, then the Committee shall direct the Trustee to distribute the "excess aggregate contribution" (as defined below) for such Plan Year (plus any income and minus any loss allocable thereto) not later than the end of the Plan Year following the close of the Plan Year to the "highly compensated employees" on the basis of the respective portions of the "excess aggregate contribution" attributable to each, as determined under this subsection. The "excess aggregate contribution" for any Plan Year is the excess of the aggregate amount of Participating Company contributions allocated on a matching basis pursuant to subsection 4(d) on behalf of "highly compensated employees" for such Plan Year over the maximum amount of such contributions which could be allocated to such "highly compensated employees" under subsection 4(f)(i). The portion of the "excess aggregate contribution" attributable to a "highly compensated employee" is determined by reducing Participating Company contributions allocated to such "highly compensated employees" in order of "contribution percentages" for each such employee, beginning with the highest of such percentages, until the "excess aggregate contribution" is eliminated. Any refund made to a Member in accordance with this subsection shall be drawn from his Matching Account. Notwithstanding the foregoing, if a Member does not have a 100% nonforfeitable right to his Matching Account under subsection 8(d)(ii), the forfeitable portion of any amount withdrawn from his Matching Account shall be forfeited and the vested portion shall be distributed to the Member.

                          (iii)  Allocation of Forfeitures.  Any amounts
forfeited by "highly compensated employees" under this subsection shall be applied to reduce Participating Company contributions made pursuant to subsection 4(d). Notwithstanding the foregoing, no forfeiture arising under this subsection shall be allocated to the account of any "highly compensated employee."

                          (iv)  Additional Definitions.  For purposes of this
subsection 4(f), the term "Member" shall mean each Employee eligible to make contributions under subsection 4(a) at any time during a Plan Year, whether or not such Employee actually does so. The "average contribution percentage" for a specific group of Members for a Plan Year shall be the average of the "contribution percentage" for each Member in the group for such Plan Year. The "contribution percentage" for a particular Member for a Plan Year shall be the ratio of the amount of Participating Company contributions paid over to the Fund and allocated to a Member pursuant to subsection 4(d) (including, at the election of the Committee, any portion of the Member's salary reduction contributions under subsection 4(a) for the Plan Year or elective deferrals under any other qualified retirement plan maintained by a Participating Company or any Related Entity that may be disregarded without causing this Plan or such other qualified retirement plan to fail to satisfy the requirements of section 401(k)(3) of the Code and the regulations issued thereunder) to the Member's "compensation" for such Plan Year. For this purpose, "compensation" means compensation as defined in section 414(s) of the Code as determined by the Committee and applied on a uniform and consistent basis to all Members, provided that, in the sole discretion of the Committee, "compensation" may include:

                                  (A)      salary reduction contributions under
subsection 4(a) and other amounts excluded from gross income under section 125, 402(a)(8), 402(h) or 403(b) of the Code; and

                                  (B)      compensation deferred under an
eligible deferred compensation plan within the meaning of section 457(b) of the Code; and

                                  (C)      employee contributions described in
section 414(h)(2) of the Code that are picked up by the employing unit and thus are treated as employer contributions.

                 For the purpose of this subsection 4(f), the Company may elect to consider only compensation as defined above for that portion of the Plan Year during which the Employee was a Member, provided that this election is applied uniformly to all Members for the Plan Year.

                          (v)     Aggregation of Contributions.  The
"contribution percentage" for any Member who is a "highly compensated employee" for the Plan Year and who is eligible to make after-tax contributions to any plan subject to section 415 of the Code or to have Participating Company matching contributions within the meaning of section 401(m)(4)(A) of the Code allocated to his account under two or more plans described in section 401(a) of the Code shall be determined as if the total of such Member contributions and Participating Company matching contributions was made under this Plan and each other plan.

                          (vi)  Aggregation of Plans.  In the event that this
Plan satisfies the requirements of section 410(b) of the Code for any Participating Company only if aggregated with one or more other plans with respect to such Participating Company, or if one or more other plans satisfy the requirements of section 410(b) of the Code only if aggregated with this Plan, then subsection 4(f)(i) shall be applied by determining the "contribution percentages" of Members as if all such plans were a single plan.

                          (vii)  Special Rule.  For purposes of determining the
"contribution percentage" of a Member who is a "highly compensated employee," the contributions allocable to such Member pursuant to subsection 4(d) and "compensation" of such Member shall include the contributions allocable to "family members" pursuant to subsection 4(d) and "compensation" of "family members." "Family members," with respect to "highly compensated employees," shall be disregarded as separate employees in determining the "contribution percentage" both for Members who are non-highly compensated employees and for Members who are "highly compensated employees." For the purpose of this subsection, a "family member" shall mean an individual described in section 414(q)(6)(B) of the Code.

                 (g) Matching Account. The Participating Company contributions made with respect to a Member under subsection

4(d), as adjusted for investment gain or loss and income or expense, constitute such Member's Matching Account. A Member shall have a nonforfeitable interest in the portion of his Accrued Benefit derived from his Matching Account to the extent provided under Section 8.

                 (h)      Highly Compensated Eligible Employee:

                          (i)     Subject to subsections (ii) and (iii), a
highly compensated employee means an Employee who:

                                  (A)      is a five-percent owner, as defined
in section 416(i) of the Code;

                                  (B)      received more than $93,518 (as
adjusted yearly in accordance with the Code) in compensation (as defined in Code section 414(q)(7)) from the Company or a Related Entity;

                                  (C)      received more than $62,345 (as
adjusted yearly in accordance with the Code) in compensation (as defined in Code section 414(q)(7)) from the Company or a Related Entity and was among the top 20% of Employees of the Company and all Related Entities ranked by compensation (as defined in Code section 414(q)(7)) (excluding Employees described in section 414(q)(8) of the Code to the extent (1) permitted under the Code and regulations thereunder and (2) elected by the Committee, for purposes of identifying the number of Employees in the top 20%); or

                                  (D)      is among the 50 officers of the
Company or a Related Entity (or, if lesser, the greater of 3 or 10% of all Employees, excluding Employees described in section 414(q)(8) of the Code, to the extent (A) permitted under the Code and regulations thereunder and (B) elected by the Committee for purposes of identifying the top 20%) and received compensation (as defined in Code section 414(q)(7)) of more than $56,110.50 (as adjusted yearly in accordance with the Code); provided, however, that, if no officer has satisfied the compensation requirement described above during either the current Plan Year or the immediately preceding Plan Year, the highest paid officer for such year shall be treated as a highly compensated employee.

                          (ii)  The Company may treat as highly compensated
employees either:

                                  (A)      those Employees who meet the
criteria in Subsection (h)(i) during either the current Plan Year or the immediately preceding Plan Year, provided however, that an Employee, other than a five-percent owner, who was not a highly compensated employee in the preceding Plan Year is a highly compensated employee for the current Plan Year only if he is among the top 100 Employees of the Company and Related Entities ranked by compensation for the current Plan Year, or

                                  (B)      those Employees who meet the
criteria in subsection (h)(i) of this definition during the current Plan Year only, without regard to the preceding Plan Year.

                          (iii)  If an Employee is, during the current Plan
Year or the immediately preceding Plan Year, a family member of either a 5 percent owner who is an Employee or a former Employee or a highly compensated employee who is one of the 10 most highly compensated Employees ranked by compensation during such year, then the family member and the 5 percent owner or highly compensated employee shall be treated as a single highly compensated employee, and the compensation and elective deferrals, employee contributions and employer matching contributions of such family member and 5 percent owner or highly compensated employee shall be aggregated in determining the "actual deferral percentage" and "contribution percentage" of such "single" highly compensated employee. For purposes of this definition, "family member" shall include the spouse, lineal ascendants and descendants of the Employee or former Employee and the spouse of such lineal ascendants and descendants.

         5.      MAXIMUM CONTRIBUTIONS AND BENEFITS

                 (a) Defined Contribution Limitation. Notwithstanding anything in this Plan to the contrary, in no event shall the amount allocable to a Member from contributions to the Fund with respect to any Plan Year cause the Annual Additions allocated to any Member under this Plan plus the Annual Additions allocated to such Member under any other plan maintained by a Participating Company or a Related Entity to exceed for any Plan Year the lesser of (i) $30,000 (or, if greater, one-fourth of the dollar limitation in effect under subsection 415(b)(1)(A) of the Code for such Plan Year) or (ii) 25% of such Member's compensation (as defined in subsection 5(d)) for such Plan Year. If the amount otherwise allocable to a Member would exceed the amount described in the preceding sentence as a result of the reallocation of forfeitures, a reasonable error in estimating the Member's compensation, a reasonable error in determining the amount of salary reduction contributions under subsection 4(a) that may be made with respect to a Member under the limits of this Section, or such other circumstances as permitted by law, the Committee shall determine which portion, if any, of such excess amount is attributable to the Member's salary reduction contributions and/or Participating Company contributions under subsection 4(d), and shall take the following appropriate steps to correct such violation:

                          (i)     Excess salary reduction contributions under
subsection 4(a) and earnings thereon shall be paid to the Member as soon as is administratively feasible.

                          (ii)  (A)        While the Member remains covered by
the Plan, his excess Participating Company contributions under subsection 4(d) shall be held in a suspense account (which shall share in investment gains and losses of the Fund) by the Trustee until the following Plan Year (or any succeeding Plan Years), at which time such amounts shall be allocated to the Member's Account before any Participating Company contributions under subsection 4(d) are made on his behalf for such Plan Year; and

                                  (B)      When the Member ceases to be covered
by the Plan, his excess Participating Company contributions, along with earnings thereon, held in the suspense account shall be allocated in the following Plan Year (or any succeeding Plan Years) to the Accounts of other Members.

                 (b) Combined Limitation. In addition to the limitation of subsection 5(a), if a Participating Company or a Related Entity maintains or maintained a defined benefit plan and the amount required to be contributed to the Fund with respect to any Plan Year would cause the aggregate amount allocated to any Member under all defined contribution plans maintained by any participating Company or Related Entity to exceed the maximum allocation as determined in subsection 5(c), then such amount required to be contributed with respect to such Member shall be reduced by the amount of such excess to determine the actual amount of the contribution with respect to such Member for such Plan Year. Notwithstanding the foregoing, if an excess amount is contributed with respect to any Member, then the excess allocation shall be reallocated or held in a suspense account in accordance with subsection 5(a).

                 (c) Combined Limitation Computation. The maximum allocation is the amount of Annual Additions which may be allocated to a Member's benefit without permitting the sum of the defined benefit plan fraction (as hereinafter defined) and the defined contribution plan fraction (as hereinafter defined) to exceed 1.0 for any Plan Year. The defined benefit plan fraction applicable to a Member for any Plan Year is a fraction, the numerator of which is the projected annual benefit of the Member under the plan determined as of the close of the Plan Year and the denominator of which is the lesser of (i) the product of 1.25 multiplied by the maximum then permitted dollar amount of straight life annuity payable under the defined benefit plan maximum benefit provisions of the Code as a benefit commencing at the Member's social security retirement age and (ii) the product of 1.4 multiplied by the maximum permitted amount of straight life annuity, based on the Member's compensation, payable under the defined benefit plan maximum benefit provisions of the Code as a benefit commencing at the Member's social security retirement age. For purposes of this subsection 5(c), a Member's projected annual benefit is equal to the annual benefit, expressed in the form of a straight life annuity, to which the

Member would be entitled under the terms of the defined benefit plan based on the assumptions that (i) the Member will continue employment until reaching his social security retirement age under the plan (or current age, if later) at a rate of compensation equal to that for the Plan Year under consideration and
(ii) all other relevant factors used to determine benefits under the plan for the Plan Year under consideration will remain constant for future Plan Years. The defined contribution plan fraction applicable to a Member for any Plan Year is a fraction, the numerator of which is the sum of the Annual Additions for all Plan Years allocated to the Member as of the close of the Plan Year and the denominator of which is the sum of the lesser, separately determined for each Plan Year of the Member's employment with a Participating Company or Related Entity of (i) the product of 1.25 multiplied by the maximum dollar amount of Annual Additions which could have been allocated to the Member under the Code for such Plan Year and (ii) the product of 1.4 multiplied by the maximum amount, based on the Member's compensation, of Annual Additions which could have been allocated to the Member for such Plan Year. To the extent administratively feasible, the limitation of this subsection shall be applied to the Member's benefit payable from the defined benefit plan prior to reduction of the Member's Annual Additions under this Plan.

                 (d) Definition of "Compensation" for Code Limitations. For purposes of the limitations on the allocation of Annual Additions to a Member and maximum benefits under a defined benefit plan as provided for in this Section 5, "compensation" for a Plan Year shall mean the sum of amounts paid by a Participating Company or a Related Entity to the Member with respect to personal services rendered by the Member during the Plan Year plus (i) amounts received by the Member (A) through accident or health insurance or under an accident or health plan maintained or contributed to by a Participating Company or a Related Entity and which are includable in the gross income of the Member, (B) through a plan contributed to by a Participating Company or a Related Entity providing payments in lieu of wages on account of a Member's permanent and total disability, or (C) as a moving expense allowance paid by a Participating Company or a Related Entity and which are not deductible by the Member for federal income tax purposes;
(ii) the value of a non-statutory stock option granted by a Participating Company or a Related Entity to the Member to the extent included in the Member's gross income for the taxable year in which it was granted; and (iii) the value of property transferred by a Participating Company or a Related Entity to the Member which is includable in the Member's gross income due to an election by the Member under section 83(b) of the Code. "Compensation" shall not include (i) contributions made by a Participating Company or a Related Entity to a deferred compensation plan which, without regard to section 415 of the Code, are not includable in the Member's gross income for the taxable year in which contributed, (ii) Participating Company or Related Entity contributions made on behalf of a Member to a simplified employee pension plan to the extent they are deductible by the Member under section 219(b)(7) of the Code, (iii) distributions from a deferred compensation plan (except from an unfunded nonqualified plan when includable in gross income), (iv) amounts realized from the exercise of a nonqualified stock option, or when restricted stock (or property) held by a Member either becomes freely transferable or is no longer subject to a substantial risk of forfeiture, (v) amounts realized from the sale, exchange, or other disposition of stock acquired under a qualified or incentive stock option, and (vi) other amounts which receive special benefits, such as premiums for group term life insurance (to the extent excludable from gross income) or Participating Company or Related Entity contributions towards the purchase of an annuity contract described in section 403(b) of the Code.

         6.      ADMINISTRATION OF FUNDS

                 (a) Investment Control. The management and control of the assets of the Plan shall be vested in the Trustee designated from time to time by the Company through its Board of Directors; provided, however, that the Company through its Board of Directors may appoint one or more Investment Managers to manage, acquire, or dispose of any assets of the Plan. The Committee shall instruct the Trustee or an Investment Manager to establish Investment Categories for selection by the Members and may at any time add to or delete from the Investment Categories.

                 (b) U.S. Healthcare Stock. The Committee shall establish an Investment Category consisting solely of U.S. Healthcare Stock. All cash dividends or other cash distributions with respect thereto shall be applied to purchase additional U.S. Healthcare Stock. All distributions made in shares of U.S. Bioscience, Inc. common stock shall be sold by the Trustee in market transactions and the proceeds thereof shall be applied to purchase additional U.S. Healthcare Stock. All Participating Company contributions shall be applied to purchase U.S. Healthcare Stock (unless the contribution is made directly in U.S. Healthcare Stock) for the benefit of Members to whom such contributions are allocated. The Trustee may acquire U.S. Healthcare Stock from any source, including the public market, in private transactions, from the Company's treasury shares, or from authorized but unissued shares. Shares of U.S. Healthcare Stock acquired by the Trustee on the open market shall be purchased in accordance with applicable provisions of the Trust Agreement. A Member may elect in accordance with subsection 6(c) that all or a portion of his Savings Account be applied to purchase U.S. Healthcare Stock.

                 (c)      Member Elections.

                          (i)     Salary Reduction Contributions and Savings
Account. In accordance with rules established by the Trustee and approved by the Committee and subject to subsection 6(b), each Member shall have the right to designate the Investment Category or Categories in which new contributions allocated to such Member under subsection 4(a) and prior balances in his Savings Account are invested. Any designation or change in designation of Investment Category shall be made in accordance with procedures established by the Trustee and approved by the Committee, which procedures may include utilization of the Trustee's system for permitting a Member to make individual elections by direct telephone communication with a representative of the Trustee. Any election of Investment Category by any Member shall, on its effective date, cancel any prior election.

                          (ii)  Matching Contributions and Matching Account.
Members shall not have the right to designate the Investment Category or Categories in which amounts credited to Matching Accounts are invested. A Member's Matching Account shall be invested primarily in U.S. Healthcare Stock.

                          (iii)  U.S. Healthcare Stock.  The Trustee, with the
consent of the Committee, shall establish four quarterly dates for the purchase and sale of U.S. Healthcare Stock and elections, procedures, and deadlines for Members to authorize transactions in U.S. Healthcare Stock held in their Savings Accounts as of such dates. Purchase and sale transactions shall be completed as soon as administratively practicable after the established date. Cash dividends or other cash distributions paid with respect to U.S. Healthcare Stock, and the proceeds from the sale of U.S. Bioscience, Inc. common stock received as a distribution with respect to U.S. Healthcare Stock, shall be held temporarily in cash or cash equivalents and applied as of the next date established under this subsection 6(c)(iii) to purchase additional U.S. Healthcare Stock.

                          (iv)  Limitations.  The right to elect Investment
Categories as set forth herein shall be the sole and exclusive investment power granted to Members. The Committee may limit the right of a Member (A) to increase or decrease his contributions to a particular Investment Category, (B) to transfer amounts to or from a particular Investment Category, or (C) to transfer amounts between particular Investment Categories, if such limitation is required under the terms of the Trust Agreement or the rules establishing an Investment Category. In accordance with subsection 2(d), the Committee may promulgate separate accounting and administrative rules to facilitate the establishment or maintenance of an Investment Category.

                 (d) No Member Election. If a Member does not make a written election of Investment Category, the Committee shall direct that all amounts allocated to such Member be invested in the Investment Category which, in the opinion of the Committee, best protects principal.

                 (e) Facilitation. Notwithstanding any instruction from any Member for investment of funds in an Investment Category as provided for herein, the Trustee shall have the right to hold uninvested or invested in a short-term investment fund any amounts intended for investment or reinvestment until such time as investment may be made in accordance with subsection 6(b) or 6(c) and the Trust Agreement.

                 (f) Valuations. The Fund and each Investment Category shall be valued at fair market value as of each Valuation Date.

                 (g) Member's Accounts. The Trustee shall maintain records which include a separate valuation for each Member's interest in each Investment Category of the Fund.

                 (h) Bookkeeping. The Committee shall direct that separate bookkeeping accounts be maintained to reflect each Member's Savings Account and Matching Account.

         7.      BENEFICIARIES AND DEATH BENEFITS

                 (a) Designation of Beneficiary. Each Member shall have the right to designate one or more beneficiaries and contingent beneficiaries to receive any benefit to which such Member may be entitled hereunder in the event of the death of the Member prior to the complete distribution of such benefit by filing a written designation with the Committee on the form prescribed by the Committee. Such Member may thereafter designate a different beneficiary at any time by filing a new written designation with the Committee. Any written designation shall become effective only upon its receipt by the Committee. A Member who does not establish to the satisfaction of the Committee that he has no spouse may not designate someone other than his spouse to be his beneficiary unless:

                          (i)     (A)      such spouse (or the spouse's legal
guardian if the spouse is legally incompetent) executes a written instrument whereby such spouse consents not to receive such benefit and consents either:

                                        (1)     to the specific beneficiary or
beneficiaries designated by the Member; or

                                        (2)     to the Member's right to
designate any beneficiary without further consent by the spouse;

                                  (B)      such instrument acknowledges the
effect of the designation to which the spouse's consent is being given; and

                                  (C)      such instrument is witnessed by a
Plan representative or notary public;

                          (ii)  the Member:

                                  (A)      establishes to the satisfaction of
the Committee that his spouse cannot be located; or

                                  (B)      furnishes a court order to the
Committee establishing that the Member is legally separated or has been abandoned (within the meaning of local law), unless a qualified domestic relations order pertaining to such Member provides that the spouse's consent must be obtained; or

                          (iii)  the spouse has previously given consent in
accordance with this subsection and consented to the Member's right to designate any beneficiary without further consent by the spouse.

                 The consent of a spouse in accordance with this subsection shall not be effective with respect to other spouses of the Member prior to the date on which the Member's first benefit payment under this Plan is due, and a designation to which paragraph (ii) above applies shall become void if the circumstances causing the consent of the spouse not to be required no longer exist prior to the date on which the Member's first benefit payment under this Plan is due. If the beneficiary designated pursuant to this subsection dies on or before the commencement of distribution of benefits and the Member fails to make a new designation, then his beneficiary shall be determined pursuant to subsection 7(b).

Notwithstanding the above, to the extent provided in a qualified domestic relations order (within the meaning of section 414(p) of the Code) the former spouse of the Member may be treated as the spouse of the Member for purposes of this subsection and the current spouse will not be treated as the Member's spouse for such purposes.

                 (b) Beneficiary Priority List. If (i) a Member omits or fails to designate a beneficiary, (ii) no designated beneficiary survives the Member or (iii) the Committee determines that the Member's beneficiary designation is invalid for any reason, then the death benefits shall be paid to the Member's surviving spouse, or if the Member is not survived by his spouse, then to the Member's estate. If the Member's designated beneficiary dies after the Member but before distribution of benefits, then the death benefits shall be paid to the beneficiary's estate.

         8.      BENEFITS FOR MEMBERS

                 The following are the only post-employment benefits provided by the Plan:

                 (a)      Retirement Benefit.

                          (i)     Valuation.  Each Member shall be entitled to
a retirement benefit equal to 100% of the Member's Accrued Benefit as of the date of distribution. A Member's Accrued Benefit shall become nonforfeitable upon his attaining his Normal Retirement Date.

                          (ii)  Late Retirement.  A Member who continues
employment beyond his Normal Retirement Date shall continue to participate in the Plan.

                 (b)      Death Benefit.

                          (i)     Valuation.  In the event of the death of a
Member before actual retirement, 100% of the Member's Accrued Benefit on the date of distribution shall constitute his death benefit and shall be distributed pursuant to Sections 7 and 9 (A) to his designated beneficiary or
(B) if no designation of beneficiary is then in effect, to the beneficiary determined pursuant to subsection 7(b).

                          (ii)  Survivor Benefits.  In the event of the death
of a Member who is no longer in the employ of a Participating Company before distribution of his Accrued Benefit has been made to him, 100% of such Member's Accrued Benefit shall constitute his death benefit and shall be distributed (A) to his designated beneficiary or (B) if no designation of beneficiary is then in effect, to the beneficiary determined pursuant to subsection 7(b).

                 (c) Disability Benefit. In the event a Member suffers a Disability before actual retirement, 100% of the Member's Accrued Benefit on the date of distribution shall constitute his Disability benefit.

                 (d)      Termination of Employment Benefit.

                          (i)     Valuation.  In the event a Member terminates
employment with all Participating Companies and all Related Entities other than by reason of retirement on or after his Normal Retirement Date, Disability, or death, the Member shall be entitled to receive a benefit equal to 100% of his Accrued Benefit derived from his Savings Account and the nonforfeitable portion (as determined under the vesting schedule at subsection 8(d)(ii)) of the Member's Matching Account on the date of distribution.

                          (ii)  Vesting Schedule.  The nonforfeitable portion
of a Member's Accrued Benefit derived from his Matching Account is determined from the table below.


                                                                            NONFORFEITABLE
               YEARS OF SERVICE                                               PERCENTAGE
               ----------------                                               ----------
               Less than 3 years                                                      0%
               3 years or more                                                      100%

                          (iii)  Crediting Service.  For purposes of subsection
8(d)(ii), the crediting of Years of Service shall be subject to the following rules:

                                  (A)      The computation period for counting
Hours of Service shall be the Plan Year.

                                  (B)      If an Employee who has never become
a Member has five consecutive Breaks in Service, Years of Service prior to such Breaks in Service shall not be credited for any purpose.

                 (e) Time of Forfeiture. The nonvested portion of the Accrued Benefit of a Member shall be forfeited on the following date, whichever is applicable.

                          (i)     If the Member has received a distribution of
the entire nonforfeitable portion of his Accrued Benefit on account of termination of employment, the forfeiture shall occur on the date the Member receives such distribution, provided that if the Member returns to employment with the Participating Company or any Related Entity before incurring five consecutive Breaks in Service, and if the Member repays the full amount of such distribution (without any adjustment for gains or losses on such amount subsequent to the distribution) within five years of the date on which he returns to employment with the Participating Company or any Related Entity, the Participating Company shall restore the amount forfeited (without any adjustment for gains or losses on such amount subsequent to the forfeiture) to the Participant's Accrued Benefit, so that the Participant's Accrued

Benefit shall equal the sum of the amount distributed and the amount forfeited. The amount restored shall come first from forfeitures occurring in the Plan Year of repayment and second from Participating Company contributions.

                          (ii)    If the Member did not receive a distribution
of the entire nonforfeitable portion of his Accrued Benefit on account of termination of employment, the nonforfeitable portion shall be permanently forfeited on the last day of the Plan Year in which the Member incurs his fifth consecutive Break in Service. If the nonforfeitable portion is temporarily forfeited on the date the Member terminates employment and if the Member is reemployed before incurring five consecutive Breaks in Service, the Participating Company shall restore the amount temporarily forfeited plus or minus any gains and/or losses with which such amount would have been credited had it not been temporarily forfeited. The amount restored shall come first from forfeitures occurring in the Plan Year of repayment and second from Participating Company contributions.

                 (f) Valuation of Accrued Benefit. For purposes of subsections 8(a)(i), 8(b)(i), 8(c), and 8(d)(i), the value of a Member's Accrued Benefit subject to distribution shall be determined based on the value of the Investment Categories comprising the Member's Accrued Benefit as of the date on which the Trustee receives notice from the Committee that benefits are to be distributed to the Member.

         9.      DISTRIBUTION OF BENEFITS

                 (a) Commencement. The payment of vested and retirement benefits shall commence as soon after the Member's termination of employment as is administratively feasible, except as provided below.

                          (i)     Termination of Employment Benefits.  If the
Member's Accrued Benefit exceeds $3,500, distribution of benefits payable under subsection 8(d) shall not commence unless the Member consents to such distribution in writing. If the Member does not consent to the distribution, his Accrued Benefit shall be retained in the Fund. Distribution shall commence as of the first to occur of the Member's request for distribution or death (provided the Committee receives notice of the Member's death); provided however, that in no event shall distribution commence later than what would have been the Member's Normal Retirement Date. The Committee shall notify each Member who is subject to this subsection of his right to defer distribution. Such notice shall be furnished not less than 30 days nor more than 90 days prior to the date of any distribution that occurs prior to the earlier of his death or his Normal Retirement Date except that such notice may be furnished less than 30 days prior to the date of distribution if (A) the Committee informs the Member that the Member has the right for a period of at least 30 days after receiving such notice to consider whether to elect a distribution, and (B) the Member, after receiving such notice, affirmatively elects a distribution.

                          (ii)  Retirement or Death Benefit Deferral Option.  A
Member or beneficiary eligible to receive benefits under subsections 8(a)-(c) may defer receipt of the same, subject to the limitations of subsections 9(a)(iii) and (iv).

                          (iii)  Limitation.  In no event, other than with the
written consent of the Member, shall the payment of benefits commence later than the 60th day after the close of the Plan Year in which the latest of the following occurs:

                                  (A)      The Member's Normal Retirement Date;

                                  (B)      The Member's termination of
employment; or

                                  (C)      The tenth anniversary of the year in
which the Member commenced participation in the Plan. Furthermore, notwithstanding subsection 9(a)(i), distribution of benefits must commence on or before the April 1st of the calendar year following the calendar year in which the Member attains age 70-1/2; provided, however, if a Member (l) attained age 70-1/2 before January l, 1988 and (2) such Member was not a 5% owner (as defined in section 416 of the Code) at any time during the five Plan Years ending in the calendar year in which he attained age 70-1/2, then distribution of benefits must commence no later than the April 1st of the calendar year following the later of (1) the calendar year in which the Member attains age 70-1/2 or (2) the calendar year in which the Member retires.

                          (iv)  Death Benefits.  The payment of death benefits
under the Plan shall be made in one lump sum at such time on or before December 31 of the calendar year which contains the fifth anniversary of the Member's date of death as the Member's beneficiary shall request.

                 (b) Benefit Form. All benefits shall be distributed in one lump sum.

                 (c) Distributions in Kind. If a portion of a Member's Accrued Benefit is invested in an Investment Category holding U.S. Healthcare Stock, the Member may direct that the portion of his Accrued Benefit so held be distributed to him in kind, except that the value of a fractional share shall be distributed in cash.

                 (d) Withholding. All distributions under the Plan are subject to federal, state and local tax withholding as required by applicable law as in effect from time to time.

                 (e)      Transfers to Other Plans.

                          (i)     Effective January 1, 1993, except to the
extent otherwise provided by section 401(a)(31) of the Code and regulations thereunder, if a Member entitled to receive a distribution from the Plan pursuant to this section, or a Member's former spouse entitled to receive a distribution pursuant to a qualified domestic relations order, directs the Committee to have the Trustee transfer the amount to be distributed directly to:

                                  (A)      an individual retirement account
described in section 408(a) of the Code,

                                  (B)      an individual retirement annuity
described in section 408(b) of the Code (other than an endowment contract),

                                  (C)      a qualified retirement plan
described in section 401(a) of the Code, the terms of which permit the acceptance of rollover contributions, or

                                  (D)      an annuity plan described in section
403(a) of the Code,

the amount to be distributed shall be so transferred.

                          (ii)  If a Member's surviving spouse is entitled to
receive a distribution from the Plan under section 7, and such spouse directs the Committee to have the Trustee transfer the amount to be distributed directly to:

                                  (A)      an individual retirement account
described in section 408(a) of the Code, or

                                  (B)      an individual retirement annuity
described in section 408(b) of the Code (other than an endowment contract),

the amount to be distributed shall be so transferred.

                          (iii)  In directing the Committee to have such
amounts transferred, the Member, spouse or former spouse must specify, on a form and in a manner prescribed by the Committee, the name of the plan to which the Member, spouse or former spouse wishes to have the amount transferred and such other information as may be requested by the Committee.

                          (iv)  Subsections (i) and (ii) shall not apply to the
following distributions:

                                  (A)      that portion of any distribution
after the Member's required beginning date described in section 9(a)(iii) that is required to be distributed to the Member by the minimum distribution rules of section 401(a)(9) of the Code,

                                  (B)      any distribution which is one of a
series of substantially equal payments over either a period that exceeds 10 years, or a period equal to the life expectancy of the Member or the joint life expectancy of the Member and his beneficiary, or

                                  (C)      such other distributions as may be
exempted by applicable statute or regulation from the requirements of section 401(a)(31) of the Code.

         10.     IN-SERVICE DISTRIBUTIONS

                 (a) Hardship. A Member shall have the right to request an in-service distribution from his Savings Account on account of hardship. A distribution is on account of hardship only if the distribution both (i) is made on account of an immediate and heavy financial need of the Member and (ii) is necessary to satisfy such financial need.

                 (b) Need. A distribution shall be deemed to be made on account of an immediate and heavy financial need of the Member if the distribution is on account of (i) expenses for medical care described in section 213(d) of the Code and incurred by the Member, the Member's spouse, or any dependent of the Member (as defined in section 152 of the Code) or necessary for such individuals to obtain such medical care; (ii) costs directly related to the purchase (excluding mortgage payments) of a principal residence for the Member; (iii) payment of tuition and related educational fees for the next twelve months of post-secondary education for the Member, the Member's spouse, child, or any dependent of the Member (as defined in section 152 of the Code); (iv) the need to prevent the eviction of the Member from his principal residence or foreclosure on the mortgage of the Member's principal residence; or (v) such other reason as the Commissioner of Internal Revenue specifies as a deemed immediate and heavy financial need through the publication of regulations, revenue rulings, notices, or other documents of general applicability.

                 (c) Satisfaction of Need. A distribution will be deemed to be necessary to satisfy an immediate and heavy financial need of a Member only if all of the requirements or conditions set forth below are satisfied or agreed to by the Member, as appropriate.

                          (i)     The distribution is not in excess of the
amount of the immediate and heavy financial need of the Member, including any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the withdrawal.

                          (ii)  The Member has obtained all distributions,
other than hardship distributions, and all non-taxable loans currently available under all plans subject to section 415 of the Code maintained by any Participating Company or any Related Entity.

                          (iii)  The Member's salary reduction contributions
under this Plan and each other plan subject to section 415 of the Code maintained by a Participating Company or a Related Entity in which the Member participates are suspended for twelve full calendar months after receipt of the distribution.

                          (iv)  The Member does not make salary reduction
contributions under this Plan or elective deferrals under any other qualified retirement plan maintained by a Participating Company or a Related Entity for the year immediately following the taxable year of the hardship distribution in excess of the applicable limit under section 402(g) of the Code for such next taxable year reduced by the amount of the Member's salary reduction contributions for the taxable year of the hardship distribution.

                 (d) Limitation. Distributions on account of hardship shall be limited to the sum of (i) the Member's salary reduction contributions under subsection 4(a) and (ii) income allocable to such salary reduction contributions credited to the Member's Savings Account as of December 31, 1988.

                 (e) Age 59-1/2. A Member who has attained age 59-1/2 shall have the right to withdraw all or a portion of his Savings Account.

         11.     LOANS

                 (a) Availability. Upon the written application of a Member on a form provided by the Committee, the Committee shall direct that a bona fide cash loan be made from the nonforfeitable portion of a Member's Savings Account and Matching Account (collectively, "Accounts"), in accordance with the requirements of this Section 11. Except as provided in subsection 11(c), no loan shall be made to a Member who is not employed by a Participating Company or a Related Entity on the date the loan would otherwise be disbursed. All loans shall be subject to the requirements of this Section 11 and such other rules which the Committee shall from time to time prescribe on a uniform and nondiscriminatory basis. Eligibility for loans and the rules with respect to loans shall be uniformly applied, taking into account the applicant's creditworthiness and the nature of the security for the loan.

                 (b) Minimum Requirements. Loans shall be subject to the following terms and conditions:

                          (i)     Principal Amount.  The principal amount of a
loan to a Member shall not be less than $1,000, and shall not exceed the lesser of (A) $50,000, reduced by the highest outstanding balance of loans to the Member from the Plan during the one-year period ending on the day before the date on which such loan was made or (B) 50% of the Member's nonforfeitable Accrued Benefit on the date on which the loan is made.

                          (ii)  Maximum Term.  The term of any loan shall not
exceed five years. Except as provided in subsection 11(c), if a Member's employment with all Participating Companies and Related Entities terminates for any reason, the loan shall then become due and payable.

                          (iii)  Interest Rate.  The interest rate shall be the
rate charged by commercial lenders for comparable loans on the date the loan request is approved, as determined by the Committee.

                          (iv)  Repayment.  The loan shall be repaid over its
term in substantially equal installment payments corresponding to the Member's payroll period. As a condition precedent to approval of the loan, the Member shall be required to authorize payroll withholding in the amount of each installment, or post suitable collateral in an amount up to 110% of the principal amount borrowed. Full or partial prepayments of principal and interest may be made without penalty.

                          (v)     Collateral.  The loan shall be secured by not
more than 50% of the Member's vested Accrued Benefit to the extent of the principal amount of the loan plus accrued interest. The Committee, according to a uniform rule, may require a Member to post additional collateral to secure a loan.

                           (vi)  Default.  If a Member fails to make payment on
a loan when due and such failure continues for 60 days thereafter, the Committee shall declare the loan to be in default, in which case the entire unpaid balance shall become due and payable. The Trustee may pursue collection of the debt by any means generally available to a creditor where a promissory note is in default. If the entire amount due is not paid by the Member within 30 days following the declaration of default, the Committee shall determine how much, if any, of the Member's Accrued Benefit pledged as security can be immediately distributed under the terms of the Plan. To the extent such amounts are immediately distributable, the Trustee shall enforce its security interest by reducing the Member's Accrued Benefit by the amounts due and by amounts withheld for the payment of taxes payable in connection with such reduction. If any portion of the amount due is not satisfied by such distribution, the Committee shall notify the Trustee when additional amounts of the Member's Accrued Benefit become distributable, and the Trustee shall continue to enforce its security interest by reducing the Member's Accrued Benefit until the outstanding indebtedness is satisfied.

                          (vii)  Distribution of Accrued Benefit.  If the
nonforfeitable portion of a Member's Accrued Benefit is to be distributed prior to the Member's payment of all principal and accrued interest due on any loan to such Member, the distribution shall include as an offset the amount of unpaid principal and interest due on the loan and the note shall be distributed.

                          (viii)  Notes.  All loans shall be evidenced by a
note containing such terms and conditions as the Committee shall require.

                          (ix)  Multiple Loans.  A Member shall be permitted
only one outstanding loan at any time.

                 (c) Loans to Former Employees. A Member who is a "party-in-interest" to the Plan (as defined in Section 3(14) of ERISA) (hereinafter, a "Party-in-interest"), but who is not an employee of any Participating Company, may apply for a loan, and a borrowing Member who is a Party-in-interest who terminates employment before the loan is fully repaid may continue to repay such loan, provided that in each such case, the loan shall be subject to the requirements of subsection 11(b), except that the terms of the loan respecting term, interest rate, and collateral may be adjusted by the Committee to reflect the terms and conditions then prevailing that apply to a commercial loan of similar duration and risk.

                 (d) Accounting. The Accounts of a Member who receives a loan shall be reduced by the amount of the loan, and the Investment Categories in which such Member's Accounts are invested shall be liquidated in accordance with a procedure established by the Committee. The principal amount of any loan shall be treated as a separate Investment Category of the borrowing Member. All payments of principal and interest with respect to such loan shall be credited to the borrowing Member's Accounts, and shall be reinvested within a reasonable time following the date of repayment in accordance with the Member's current election which applies to contributions made under subsection 4(a).

         12.     TITLE TO ASSETS

                 No person or entity shall have any legal or equitable right or interest in the contributions made by any Participating Company, or otherwise received into the Fund, or in any assets of the Fund, except as expressly provided in the Plan.

         13.     AMENDMENT AND TERMINATION

                 (a) Amendment. The Company reserves the right to amend the Plan at any time, in any manner, by action of the Committee. No amendment shall be effective unless the Plan as so amended shall be for the exclusive benefit of the Members and their beneficiaries, and no amendment shall operate to deprive any Member of any rights or benefits accrued to him under the Plan prior to such amendment.

                 (b) Termination. The Company reserves the absolute right to terminate the Plan at any time in whole or in part or discontinue contributions, for any reason, by action of its Board of Directors. Any such termination, partial termination, or discontinuance of contributions shall be effected only upon condition that such action is taken as shall render it impossible for any part of the corpus of the Fund or the income therefrom to be used for, or diverted to, purposes other than the exclusive benefit of the Members and their beneficiaries.

                 (c) Conduct on Termination. If the Plan is to be terminated at any time, the Company shall give written notice to the Trustee which shall thereupon revalue the assets of the Fund and, after discharging any obligations of the Plan, determine the accounts of the Members as of the date of termination, partial termination, or discontinuance of contributions. Upon termination, partial termination, or discontinuance of contributions, the Accrued Benefits of Members affected thereby shall become fully vested and shall not thereafter be subject to forfeiture in whole or in part. The Committee shall instruct the Trustee to pay over to each affected Member his Accrued Benefit.

         14.     LIMITATION OF RIGHTS

                 (a) Alienation. None of the payments, benefits, or rights of any Member shall be subject to any claim of any creditor of such Member and, in particular, to the fullest extent permitted by law, shall be free from attachment, garnishment, trustee's process, or any other legal or equitable process available to any creditor of such Member. No Member shall have the right to alienate, anticipate, commute, pledge, encumber, or assign any of the benefits or payments which he may expect to receive, contingently or otherwise, under this Plan, except the right to designate a beneficiary or beneficiaries as hereinabove provided. For purposes of this subsection, neither a loan made to a Member nor the pledging of the Member's Accrued Benefit as security therefor, both pursuant to Section 11, shall be treated as an assignment or alienation.

                 (b) Qualified Domestic Relations Order Exception. Subsection 14(a) shall not apply to the creation, assignment, or recognition of a right to any benefit payable with respect to a Member under a qualified domestic relations order within the meaning of section 414(p) of the Code.

                 (c) Employment. Neither the establishment of the Plan, nor any modification thereof, nor the creation of any fund, trust, or account, nor the payment of any benefit shall be construed as giving any Member or Employee, or any person whomsoever, any legal or equitable right against any Participating Company, the Trustee, or the Committee, unless such right shall be specifically provided for in the Trust Agreement or the Plan or conferred by affirmative action of the Committee or the Company in accordance with the terms and provisions of the Plan or as giving any Member or Employee the right to be retained in the employ of any Participating Company. All Members and other Employees shall remain subject to discharge to the same extent as if the Plan had never been adopted.

         15.     MERGERS, CONSOLIDATIONS OR TRANSFERS OF PLAN ASSETS

                 In the case of any Plan merger or Plan consolidation with, or transfer of assets or liabilities of the Plan to, any other plan, each Member in the Plan must be entitled to receive a benefit immediately after the merger, consolidation, or transfer (if the Plan were then to terminate) which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had been terminated).

         16.     PARTICIPATION BY RELATED ENTITIES

                 (a) Commencement. Any entity which is a Related Entity with respect to the Company may, with the permission of the Board of Directors, elect to adopt this Plan and the accompanying Trust Agreement.

                 (b) Termination. The Company may, by action of the Board of Directors, determine at any time that any such Participating Company shall withdraw and establish a separate plan and fund. The withdrawal shall be effected by a duly executed instrument delivered to the Trustee instructing it to segregate the assets of the Fund allocable to the Employees of such Participating Company and pay them over to the separate fund.

                 (c) Single Plan. The Plan shall at all times be administered and interpreted as a single plan for the benefit of the Employees of all Participating Companies.

                 (d) Delegation of Authority. Each Participating Company, by adopting the Plan, acknowledges that the Company has the right to amend the Plan and the Trust Agreement.

         17.     TOP-HEAVY REQUIREMENTS

                 (a) General Rule. For any Plan Year in which the Plan is a top-heavy plan or included in a top-heavy group as determined under subsection 17(b), the special requirements of this Section shall apply.

                 (b) Calculation of Top-Heavy Status. The Plan shall be a top-heavy plan (if it is not included in an "aggregation group") or a plan included in a top-heavy group (if it is included in an "aggregation group") with respect to any Plan Year if the sum as of the "determination date" of the "cumulative accounts" of "key employees" for the Plan Year exceeds 60% of a similar sum determined for all "employees," excluding "employees" who were "key employees" in prior Plan Years only.

                 (c) Definitions. For purposes of this Section 17, the following definitions shall apply to be interpreted in accordance with the provisions of section 416 of the Code and the regulations thereunder.

                          (i)     "Aggregation Group" shall mean the plans of
each Participating Company or Related Entity included below within the following categories:

                                  (A)      each such plan in which a "key
employee" is a participant including a terminated plan in which a "key employee" was a participant within the five years ending on the "determination date";

                                  (B)      each other such plan which enables
any plan in subsection (A) above to meet the requirements of section 401(a)(4) or 410 of the Code; and

                                  (C)      each other plan not required to be
included in the "aggregation group" which the Company elects to include in the "aggregation group" in accordance with the "permissive aggregation group" rules of the Code if such group would continue to meet the requirements of sections 401(a) and 410 of the Code with such plan being taken into account.

                          (ii)  "Cumulative Account" for any "employee" shall
mean the sum of the amount of his accounts under this Plan plus all defined contribution plans included in the "aggregation group" (if any) as of the most recent valuation date for each such plan within a twelve-month period ending on the "determination date," increased by any contributions due after such valuation date and before the "determination date" plus the present value of his accrued benefit under all defined benefit pension plans included in the "aggregation group" (if any) as of the "determination date." For a defined benefit plan, the present value of the accrued benefit as of any particular "determination date" shall be the amount determined under (A) the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Participating Companies and all Related Entities, or (B) if there is no such method, as if such benefit accrued not more rapidly than under the slowest accrual rate permitted under the fractional accrual rule of section

411(b)(l)(C) of the Code, as of the most recent valuation date for the defined benefit plan, under actuarial equivalent factors specified therein, which is within a twelve-month period ending on the "determination date." For this purpose, the valuation date shall be the date for computing plan costs for purposes of determining the minimum funding requirement under section 412 of the Code. "Cumulative accounts" of "employees" who have not performed services for any Participating Company or Related Entity for the five-year period ending on the "determination date" shall be disregarded. An "employee's" "cumulative account" shall be increased by the aggregate distributions during the five-year period ending on the "determination date" made with respect to him under any plan in the aggregation group. Rollovers and direct plan-to-plan transfers to this Plan or to a plan in the "aggregation group" shall be included in an "employee's" "cumulative account" unless the transfer is initiated by the "employee" and made from a plan maintained by an employer which is not a Participating Company or Related Entity.

                          (iii)  "Determination Date" shall mean with respect
to any Plan Year the last day of the preceding Plan Year.

                          (iv)  "Employee" shall mean any person (including a
beneficiary thereof) who has or had an accrued benefit held under this Plan or a plan in the "aggregation group" including this Plan at any time during the current or any one of the four preceding Plan Years. Any "employee" other than a "key employee" described in subsection 17(c)(v) shall be considered a "non-key employee" for purposes of this Section 17.

                          (v)     "Key Employee" shall mean any "employee" or
former "employee" (including a beneficiary thereof) who is, at any time during the Plan Year, or was, during any one of the four preceding Plan Years, any one or more of the following:

                                  (A)      an officer of a Participating
Company or Related Entity whose compensation (as defined in subsection 5(d)) exceeds 150% of the dollar limitation in effect under section 415(c)(l)(A) of the Code, unless 50 other such officers (or, if lesser, a number of such officers equal to the greater of three or 10% of the "employees") have higher annual compensation;

                                  (B)      one of the ten persons employed by a
Participating Company or Related Entity having annual compensation greater than the limitation in effect under section 415(c)(l)(A) of the Code, and owning (or considered as owning within the meaning of section 318 of the Code) the largest interests in all Participating Companies or Related Entities. For purposes of this subsection (B), if two "employees" have the same interest, the one with the greater compensation shall be treated as owning the larger interest;

                                  (C)      any person owning (or considered as
owning within the meaning of section 318 of the Code) more than 5% of the outstanding stock of all Participating Companies or Related Entities or stock possessing more than 5% of the total combined voting power of such stock;

                                  (D)      a person who would be described in
subsection (C) above if 1% were substituted for 5% each place the same appears in subsection (C) above, and who has annual compensation of more than $150,000. For purposes of determining ownership under this subsection, section 318(a)(2)(C) of the Code shall be applied by substituting 5% for 50%.

                 (d) Combined Benefit Limitation. For purposes of the calculation of the combined limitation of subsection 5(c), "1.0" shall be substituted for "1.25" each place the same appears in that subsection.

                 (e) Vesting. The schedule set forth below shall be substituted for the schedule contained in subsection 8(d)(ii) to the extent it provides for more rapid vesting.

                                                                      NONFORFEITABLE
               YEARS OF SERVICE                                         PERCENTAGE
               ----------------                                         ----------
               Less than 2 years                                           0%
                2     years but less than 3 years                         20%
                3     years but less than 4 years                         40%
                4     years but less than 5 years                         60%
                5     years but less than 6 years                         80%
                6     years or more                                      100%

The schedule above shall apply to all benefits accrued as of the date the schedule becomes effective and all benefits accrued for Plan Years thereafter to which this Section applies. If the Plan ceases to be top-heavy, no benefit which became nonforfeitable under the schedule above shall become forfeitable. For Members with three Years of Service or more, the schedule shall continue to apply to future accruals to the extent it provides for more rapid vesting.

                 (f) Minimum Contribution. Minimum Participating Company contributions for a Member who is not a "key employee" shall be required in an amount equal to the lesser of 3% of compensation (as defined in subsection 5(d)) or the highest percentage of such compensation limited to $200,000 (or an increased amount resulting from a cost of living adjustment under section 415(d) of the Code) contributed for any "key employee" under Section 4. For purposes of this subsection, employer social security contributions shall be disregarded. Each "non-key employee" of a Participating Company who has not separated from service at the end of the Plan Year and who has satisfied the eligibility requirements of subsection 3(a) shall receive any minimum contribution provided under this Section 17 without regard to (i) whether he is credited with 1,000 Hours of Service in the Plan Year, (ii) earnings level for the Plan Year, or (iii) whether he elects to make contributions under subsection 4(a). If an "employee" participates in both this Plan and another defined contribution plan maintained by a Participating Company or a Related Entity, the minimum benefit shall be provided under the other plan. Furthermore, if an "employee" participates in both this Plan and a defined benefit plan maintained by a Participating Company or a Related Entity, the minimum benefit shall be provided under the defined benefit plan.

         18.     MISCELLANEOUS

                 (a) Incapacity. If the Committee determines that a person entitled to receive any benefit payment is under a legal disability or is incapacitated in any way so as to be unable to manage his financial affairs, the Committee may make payments to such person for his benefit, or apply the payments for the benefit of such person in such manner as the Committee considers advisable. Any payment of a benefit in accordance with the provisions of this subsection shall be a complete discharge of any liability to make such payment.

                 (b) Reversions. In no event, except as provided herein, shall the Trustee return to a Participating Company any amount contributed by it to the Plan.

                          (i)     Mistake of Fact.  In the case of a
contribution made by a good faith mistake of fact, the Trustee shall return the erroneous portion of the contribution, without increase for investment earnings, but with decrease for investment losses, if any, within one year after payment of the contribution to the Fund.

                          (ii)  Deductibility.  To the extent deduction of any
contribution determined by the Company in good faith to be deductible is disallowed, the Trustee shall return that portion of the contribution, without increase for investment earnings but with decrease for investment losses, if any, for which deduction has been disallowed within one year after the disallowance of the deduction. All contributions under the Plan are specifically conditioned upon their deductibility by the Participating Company for federal income tax purposes.

                          (iii)  Limitation.  No return of contribution shall
be made under this subsection which adversely affects the Plan's qualified status under regulations, rulings, or other published positions of the Internal Revenue Service or reduces a Member's Accrued Benefit below the amount it would have been had such contribution not been made.

                          (iv)  Limitations.  This subsection shall not
preclude refunds made in accordance with subsections 4(b)(i), 4(e)(ii), or 4(f)(ii).

                 (c) Employee Data. The Committee or the Trustee may require that each Employee provide such data as it deems necessary upon his becoming a Member in the Plan. Each Employee, upon becoming a Member, shall be deemed to have approved of and to have acquiesced in each and every provision of the Plan for himself, his personal representatives, distributees, legatees, assigns, and beneficiaries.

                 (d) Law Governing. This Plan shall be construed, administered, and applied in a manner consistent with the laws of the Commonwealth of Pennsylvania where those laws are not superseded by ERISA.

                 (e) Pronouns. The use of the masculine pronoun shall be extended to include the feminine gender wherever appropriate.

                 (f) Interpretation. The Plan is a profit sharing plan including a qualified, tax exempt trust under sections 401(a) and

501(a) of the Code and a qualified cash or deferred arrangement under section 401(k)(2) of the Code. The Plan shall be interpreted in a manner consistent with its satisfaction of all requirements of the Code applicable to such a plan.

                 IN WITNESS WHEREOF, and as evidence of the adoption of this Plan by the Company, it has caused the same to be signed by its officers thereunto duly authorized, and its corporate seal to be affixed thereto, this 9th day of December, 1994.




                                       U.S. HEALTHCARE, INC.




                                       /s/ David F. Simon
                                       ----------------------------
                                       By: David F. Simon
                                       Title: Senior Vice President